Exhibit 99.1

Contact:
Tyra Tutor
Senior Vice President, Corporate Development
(904) 360-2500
tyra.tutor@mpsgroup.com

NEWS RELEASE	For Immediate Release

MPS Group Announces Second Quarter 2007 Results

JACKSONVILLE, Fla. (July 26, 2007)—MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting and business solutions, today announced financial results for the second quarter and six months ended June 30, 2007. Diluted net income per common share and revenue were above the range of guidance previously provided by management.

Second Quarter Summary

•	Revenue was $535 million, up 14% versus the second quarter of 2006 and 5% sequentially versus the first quarter of 2007;

•	Excluding the impacts of acquisitions and foreign currency exchange rates, revenue increased 8% versus the second quarter of 2006 and 3% sequentially versus the first quarter of 2007;

•	Gross profit was $153 million, up 17% versus the second quarter of 2006 and 9% sequentially versus the first quarter of 2007;

•	Gross margin reached 28.5% during the second quarter of 2007;

•	Diluted net income per common share was $0.22, up 22% from the second quarter of 2006, and was aided by a tax benefit amounting to $0.01 per common share; and

•	The Company’s branded business units all experienced year over year increases in revenue, led by Entegee which posted organic growth of 12%.

Professional Services Division Performance

The Company’s Professional Services division reported revenue of $301 million for the second quarter of 2007, representing 56% of total Company revenue. Below is further discussion of the second quarter performance of the Professional Services division’s two reporting segments.

North American Professional Services Segment

The Company’s North American Professional Services segment provides specialized staffing and recruiting in the disciplines of accounting, law, engineering, and healthcare, and its business units operate respectively under the primary brands Accounting Principals, Special Counsel, Entegee, and Soliant Health. In the second quarter, this segment’s revenue increased 10% versus the second quarter of 2006 and 6% sequentially versus the first quarter of 2007. Excluding the impact of acquisitions, the North American Professional Services segment revenue rose 7% versus the second quarter of 2006 and 5% sequentially versus the first quarter of 2007. This segment increased operating income by 22% versus the second quarter of 2006.

Overall gross margin in this segment reached 31.7%, a 160-basis-point increase versus the second quarter of 2006. The increase in gross margin is attributable to a 90-basis-point increase in temporary staffing margins and a 30% increase in permanent placement fees.

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1 Independent Drive • Jacksonville, Florida 32202 • 904-360-2000 • 904-360-2814 fax

www.mpsgroup.com

MPS Group Reports Second Quarter Results

July 26, 2007

Each of this segment’s business units posted higher revenue versus the year-earlier period on a GAAP and an organic basis. Furthermore, the gross margin of each of this segment’s business units improved versus the year-earlier period. Compared with the second quarter of 2006, Entegee revenue was up 12%, Special Counsel revenue grew 16% (3% excluding the impact of acquisitions), Accounting Principals revenue increased 3%, and Soliant Health revenue rose 3%.

European Professional Services Segment

The Company’s European Professional Services segment is composed of Badenoch & Clark, a United Kingdom-based provider of finance and accounting and professional staffing services.

During the second quarter, Badenoch & Clark revenue increased 20% versus the second quarter of 2006 and 1% sequentially versus the first quarter of 2007. Excluding the impact of changes in foreign currency exchange rates, revenue increased 10% versus the second quarter of 2006 and was down slightly versus the first quarter of 2007. As expected, the robust increases in permanent placement fees offset the lower gross margin trends driven by growth in Badenoch and Clark’s public sector business. As a result, the gross margin of Badenoch & Clark increased 140 basis points sequentially versus the first quarter of 2007.

Information Technology Division Performance

The Company’s Information Technology division reported revenue of $234 million for the second quarter of 2007, representing 44% of the Company’s second quarter revenue. Below is further discussion of the second quarter performance of the IT division’s two reporting segments.

North American Information Technology Services Segment

The Company’s North American Information Technology Services segment is composed of Modis, the IT staffing unit; Idea Integration, the IT solutions unit; and Beeline, the workforce solutions unit. This segment reported revenue of $160 million for the second quarter of 2007, an increase of 14% versus the second quarter of 2006 and 8% versus the first quarter of 2007. Excluding the impact of acquisitions, the North American IT Services segment revenue rose 10% versus the second quarter of 2006 and 6% sequentially versus the first quarter of 2007.

The North American IT Services segment’s gross profit reached $47 million, up 13% versus the second quarter of 2006. As anticipated, Modis and Beeline generated higher expenses due to investments in people and sales initiatives to meet current and future demand. Strong sales and project delivery had a positive impact on the financial results of Idea Integration for the quarter.

European Information Technology Services Segment

The Company’s European Information Technology Services segment is composed of Modis International, a leading provider of IT staffing services throughout the United Kingdom and continental Europe.

During the second quarter, Modis International revenue increased 16% versus the second quarter of 2006. Excluding the impacts of changes in foreign currency exchange rates and an acquisition, Modis International revenue was up 4% versus the second quarter of 2006. Gross margins reached 17.5%, up 160 basis points versus the second quarter of 2006. Modis International continued to execute its gross margin improvement strategy, with temporary gross margins up 130 basis points and permanent placement fees up 34% versus the second quarter of 2006.

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MPS Group Reports Second Quarter Results

July 26, 2007

Capital Update

During the second quarter, the Company generated operating cash flow of $28 million. At the close of the second quarter, the Company had a cash balance of $128 million, short-term investments of $26 million and no borrowings outstanding under its $250 million credit facility.

MPS Group intends to use cash on hand primarily to invest in strategic acquisitions designed to enhance its service delivery network and establish new specialty lines of business. The Company also intends to use cash on hand to buy back its common stock. Since the beginning of 2007, the Company has used $26 million to buy back its common stock. Currently, $19 million remains on the Company’s stock buyback authorization.

Management Comments

Timothy Payne, MPS Chief Executive Officer, stated, “Over the past six years, we have been focused on building a business that is diverse in terms of both geography and service delivery capabilities. As we saw in the second quarter, we believe this allows us to deliver superior overall financial results even while we continue to invest in certain areas of our business. We are pleased with the consistent performance from all of our business units.”

“We are very pleased with our consolidated results, particularly the 26% sequential growth in operating income from the first quarter, which increased our EBITDA and operating income margins to 7.1% and 6.3%, respectively,” added Robert Crouch, MPS Chief Financial Officer. “Our gross margin of 28.5% is at the highest level we have experienced since 2000, as we continue to invest in higher-margin business. We expect third quarter revenue and diluted net income per common share to be in the range of $545 million to $555 million and $0.22 to $0.23, respectively.”

Conference Call Scheduled Today

The live broadcast of MPS Group’s conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company’s website: www.mpsgroup.com. If you prefer, you may listen to the call by dialing (913) 981-5543.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 8:00 p.m. Eastern Time on August 2. To access the telephonic replay, please dial (719) 457-0820 and enter 7046235 when prompted for the passcode. The link for the online replay may also be found on the Company’s website.

About MPS Group

MPS Group is a leading provider of staffing, consulting, and solutions in the disciplines of information technology, finance and accounting, law, engineering, and healthcare. MPS Group delivers its services to government entities and businesses in virtually all industries throughout the United States, Canada, the United Kingdom, and Europe. A Fortune 1000 company with headquarters in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange. For more information about MPS Group, please visit www.mpsgroup.com. Except as expressly stated herein, none of the information on our website should be considered included in this release.

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MPS Group Reports Second Quarter Results

July 26, 2007

Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks, uncertainties or assumptions described above and may be affected by other factors, including, but not limited to: fluctuations in the economies and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; industry trends toward consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental laws and regulations affecting the Company’s operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of our common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as: “will,” “may,” “should,” “could,” “expects,” “intends,” “plans,” “hopes,” “indicates,” “projects,” “can,” “anticipates,” “perhaps,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or other comparable terminology or the negative of these terms or other comparable terminology. Readers are urged to review and consider the matters discussed in “Item 1A. Risk Factors” of our Form 10-K for 2006 and discussion of risks or uncertainties in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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MPS Group Reports Second Quarter Results

July 26, 2007

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Operating Highlights:
Revenue:
North American Professional Services	$173,317	$157,683	$336,682	$304,952
European Professional Services	127,611	106,308	253,566	204,001
North American Information Technology Services	160,175	140,704	308,627	272,229
European Information Technology Services	74,058	63,730	146,414	126,552

Total revenue	535,161	468,425	1,045,289	907,734

Gross profit:
North American Professional Services	54,917	47,395	105,319	91,878
European Professional Services	37,598	31,564	73,012	58,522
North American Information Technology Services	47,118	41,871	89,067	78,043
European Information Technology Services	12,985	10,150	25,082	19,653

Total gross profit	152,618	130,980	292,480	248,096

Operating income:
North American Professional Services	17,738	14,550	32,748	27,872
European Professional Services	8,453	8,664	16,557	15,888
North American Information Technology Services	11,922	12,328	21,004	21,386
European Information Technology Services	2,976	1,638	4,422	3,005

Operating income before unallocated corporate expenses	41,089	37,180	74,731	68,151
Unallocated corporate expenses	7,519	7,221	14,496	13,945

Total operating income	33,570	29,959	60,235	54,206
Other income, net	2,944	1,158	4,935	2,734

Income before provision for income taxes	36,514	31,117	65,170	56,940
Provision for income taxes	13,626	12,109	24,802	21,922

Net income	$22,888	$19,008	$40,368	$35,018

Diluted net income per common share	$0.22	$0.18	$0.39	$0.33

Diluted common shares outstanding	103,110	105,329	102,968	105,046

			As of
			June 30, 2007	December 31, 2006
Cash and cash equivalents			$128,232	$172,692
Short-term Investments			25,525	—
Accounts receivable, net of allowance			317,408	278,438
Other			32,827	28,792

Current assets			503,992	479,922
Long-term assets			698,460	662,357

Total assets			$1,202,452	$1,142,279

Current liabilities			$177,050	$161,043
Other			26,348	17,938
Stockholders’ equity			999,054	963,298

Total liabilities and stockholders’ equity			$1,202,452	$1,142,279

Working capital			$326,942	$318,879

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MPS Group Reports Second Quarter Results

July 26, 2007

MPS Group, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures to Most Comparable GAAP Financial Measures

Reconciliation of EBITDA to Net Income

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
EBITDA	$38,248	$33,939	$69,394	$61,660
Depreciation and intangibles amortization	4,678	3,980	9,159	7,454

Operating income	33,570	29,959	60,235	54,206
Other income, net	2,944	1,158	4,935	2,734

Income before provision for income taxes	36,514	31,117	65,170	56,940
Provision for income taxes	13,626	12,109	24,802	21,922

Net income	$22,888	$19,008	$40,368	$35,018

Reconciliation of EBITDA as a Percentage of Revenue to Net Income as a Percentage of Revenue

	Three Months Ended
	June 30, 2007	March 31, 2007

EBITDA	7.1%	6.1%
Depreciation and intangibles amortization	0.8%	0.9%

Operating income	6.3%	5.2%
Other income, net	0.5%	0.4%

Income before provision for income taxes	6.8%	5.6%
Provision for income taxes	2.5%	2.2%

Net income	4.3%	3.4%

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding Acquisitions

	IT NA Segment	Professional NA Segment	Special Counsel
Revenue growth rate 2Q2006 to 2Q2007, excluding acquisitions	9.8%	7.0%	3.2%
Revenue growth rate contributed from acquisitions	4.0%	2.9%	13.2%

GAAP revenue growth rate 2Q2006 to 2Q2007	13.8%	9.9%	16.4%

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates

	MPS Group	Modis International	Badenoch & Clark
Revenue growth rate 2Q2006 to 2Q2007, excluding acquisitions and the effects of changes in foreign currency	8.2%	4.4%	10.0%
Revenue growth rate contributed from acquisitions	2.5%	2.1%	0.0%
Revenue growth rate contributed from effects of changes in currency	3.5%	9.7%	10.0%

GAAP revenue growth rate 2Q2006 to 2Q2007	14.2%	16.2%	20.0%

Reconciliation of Sequential Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates

	MPS Group	IT NA Segment	Professional NA Segment	Badenoch & Clark
Revenue growth rate 1Q2007 to 2Q2007, excluding acquisitions and the effects of changes in foreign currency	3.2%	6.1%	4.8%	-0.6%
Revenue growth rate contributed from acquisitions	1.0%	1.8%	1.3%	0.0%
Revenue growth rate contributed from effects of changes in currency	0.7%	0.0%	0.0%	1.9%

GAAP revenue growth rate 1Q2007 to 2Q2007	4.9%	7.9%	6.1%	1.3%

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